UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/28/2009

Pennsylvania Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6300

Pennsylvania	23-6216339
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

The Bellevue, 200 South Broad Street, Philadelphia, PA 19102
(Address of principal executive offices, including zip code)

215-875-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Non-employee trustees of Pennsylvania Real Estate Investment Trust (the "Company") typically have received an annual award of restricted shares under the 2008 Restricted Share Plan for Non-Employee Trustees (the "Plan") or predecessor plans as part of their compensation for service as trustees. In recent years, each non-employee trustee automatically received 1,000 restricted shares on or about January 31st of each year that vest over three years. The 1,000 shares received by each non-employee trustee in January 2008 had a grant date value of $25,935.

In 2008, the Plan was amended by the Board of Trustees to provide that annual awards would be for shares equal in value to $55,000, rather than the fixed amount of 1,000 shares. In January 2009, no awards were made under the amended Plan because, as a result of the decrease in the value of PREIT common shares, there were insufficient shares available in the amended Plan to make annual awards having the value provided in the amended Plan to all non-employee trustees. Under the terms of the amended Plan, no awards are made in such circumstances. Prior to making any final determinations with respect to the grants of restricted shares to non-employee trustees, the Board of Trustees reviewed the determinations by the Executive Compensation and Human Resources Committee of the Board with respect to awards to the executive officers of the Company, which were made in March 2009, and it also reviewed the equity compensation actions of other REITs and other public companies with similar circumstances to those of the Company.

On May 28, 2009, the date of the Company's annual meeting of shareholders, the Board of Trustees further amended the Plan to provide for (i) a grant of 2,000 restricted shares for each non-employee trustee that vests in three equal annual installments commencing on May 1, 2010, and (ii) automatic grants in future years of 2,000 restricted shares to each non-employee trustee on the first business day following the annual meeting of shareholders of the Company that will vest in three equal annual installments commencing on the May 1st following the grant date. The grant date value of the shares granted to each non-employee trustee on May 28, 2009 was $10,820, or approximately 58% less than the grant date value of the 2008 award and approximately 80% less than the $55,000 restricted share award previously authorized. In addition, as has been the Company's practice for newly-elected non-employee trustees, the Board of Trustees granted to Dorrit J. Bern an option to purchase 5,000 shares, which vests in four equal annual installments commencing in May 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Real Estate Investment Trust

Date: June 03, 2009	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel